                                                                     EXHIBIT (E)

                         MONTHLY CERTIFICATEHOLDERS' STATEMENT
                             Discover Card Master Trust I
                            Series 1994-3 Monthly Statement
                        Class A Certificate CUSIP #25466KAL3
                        Class B Certificate CUSIP #25466KAM1



Trust Distribution Date: November 16, 1998  Due Period Ending:  October 31, 1998

Pursuant to the Series Supplement dated as of October 20, 1994 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
     ----------------------------------------------------------------------------------------------------------


     Series  1994-3                                       Total         Interest      Principal
         Class A           32 days at 5.598590000%    $4.976524444    $4.976524444  $0.000000000

         Class B           30 days at 7.750000000%    $6.458333333    $6.458333333  $0.000000000

2.   Principal Receivables at the end of the Due Period
     --------------------------------------------------

 (a) Aggregate Investor Interest                        $17,858,805,675.98
     Seller Interest                                     $5,661,855,368.78

     Total Master Trust                                 $23,520,661,044.76


 (b) Group One Investor Interest                        $15,308,805,675.98

 (c) Group Two Investor Interest                         $2,550,000,000.00

 (d) Series 1994-3 Investor Interest                       $789,474,000.00

 (e) Class A Investor Interest                             $750,000,000.00

     Class B Investor Interest                              $39,474,000.00

3.   Allocation of Receivables Collected During the Due Period
     ---------------------------------------------------------

                                                                Finance Charge         Principal          Yield
                                                                 Collections          Collections       Collections
 (a) Allocation of Collections between Investor and Seller

     Aggregate Investor Allocation.                             $307,941,693.14     $2,542,177,499.04              $0.00

     Seller:                                                     $96,659,138.74       $797,958,487.09              $0.00

 (b) Group One Allocation                                       $264,285,263.39     $2,181,776,826.14              $0.00

 (c) Group Two Allocation                                        $43,656,429.75       $360,400,672.90              $0.00

 (d) Series 1994-3 Allocations                                   $13,513,667.79       $111,560,541.94              $0.00

 (e) Class A Allocations                                         $12,825,846.37       $105,882,310.76              $0.00

     Class B Allocations                                            $687,821.42         $5,678,231.18              $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------
                       Deposits into the
                          SPFAs This             SPFA      Deposit Deficit     Investment
                          Due Period            Balance        Amount            Income
     Series 1994-3             $0.00              $0.00               0.00          $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                    Total Payments
                               Amount Paid       Deficit Amount      Through This
                             This Due Period     This Due Period      Due Period
     Series 1994-3                 $0.00              $0.00              $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                           Deposits Into the
                                              SIFAs This
                                              Due Period         SIFA Balance
     Series 1994-3                            $3,987,329.58                 $0.00

7.   Pool Factors
     ------------
                                                        This Due Period
     Class A                                                 1.00000000

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------

                                                                     Cumulative
                                                                Investor Charged-Off
                                         This Due Period               Amount
 (a) Group One                              $96,500,548.69                     $0.00

 (b) Group Two                              $15,940,614.21                     $0.00

 (c) Series 1994-3                           $4,934,351.39                     $0.00

 (d) Class A                                 $4,683,201.77                     $0.00

     Class B                                   $251,149.62                     $0.00

9.   Investor Losses This Due Period
     -------------------------------
                                                              Per $1,000 of
                                                            Original Invested
                                               Total            Principal
 (a) Group One                                      $0.00               $0.00

 (b) Group Two                                      $0.00               $0.00

 (c) Series 1994-3                                  $0.00               $0.00

 (d) Class A                                        $0.00               $0.00

     Class B                                        $0.00               $0.00

10.  Reimbursement of Investor Losses This Due Period          Per $1,000 of
     ------------------------------------------------        Original Invested
                                                Total            Principal
 (a) Group One                                       $0.00               $0.00

 (b) Group Two                                       $0.00               $0.00

 (c) Series 1994-3                                   $0.00               $0.00

 (d) Class A                                         $0.00               $0.00

     Class B                                         $0.00               $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses         Per $1,000 of
     ------------------------------------------------       Original Invested
                                                Total           Principal
 (a) Group One                                       $0.00              $0.00

 (b) Group Two                                       $0.00              $0.00

 (c) Series 1994-3                                   $0.00              $0.00

 (d) Class A                                         $0.00              $0.00

     Class B                                         $0.00              $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------

 (a) Group One                                             $25,729,953.89

 (b) Group Two                                              $4,250,000.00

 (c) Series 1994-3                                          $1,315,790.00

 (d) Class A                                                $1,250,000.00

     Class B                                                   $65,790.00

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------
                                                              As a Percentage
                                                                of Class A
                                              Total           Invested Amount
     Series 1994-3 Class B                   $78,947,400.00(1)  10.5263%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                                Shared Amount    Class B Amount
     Maximum Amount                                     $0.00       $39,473,700.00

     Available Amount                                   $0.00       $39,473,700.00

     Amount of Drawings on Credit Enhancement
       for this Due Period                              $0.00                $0.00

(1) Due to a typographical error, this amount has been revised from the amount previously reported.

15.  Delinquency Summary
     -------------------

     End of Due Period Master Trust Receivables Outstanding         $23,888,556,109.19

                         Delinquent Amount      Percentage of Ending
     Payment Status      Ending Balance         Receivables Outstanding
     30-59 days              $649,100,087.44            2.72%

     60-179 days           $1,141,047,216.43            4.78%

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee


                              BY:
                                  ----------------------------

                                        Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1994-3 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of October 20, 1994 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1994-3 Master Trust Certificates for the Distribution Date occurring on November 16, 1998:



 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
      Period is equal to                                                               $3,744,736,818.03

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                                  $105,882,310.76

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                            $12,825,846.37

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                            $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                              $0.00

  7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall
          is equal to                                                                              $0.00

     (b)  with respect to the Class A Cumulative Investor Charged-Off
          Amount is equal to                                                                       $0.00

     (c)  with respect to the Class A Investor Interest is equal to                                $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                          $3,732,393.33

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                    $5,678,231.18

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                               $687,821.42

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                            $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                              $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall
          is equal to                                                                              $0.00

     (b)  with respect to the Class B Cumulative Investor Charged-Off
          Amount is equal to                                                                       $0.00

     (c)  with respect to the Class B Investor Interest is equal to                                $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                            $254,936.25

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.


     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 16th day of November, 1998.



                           GREENWOOD TRUST COMPANY
                                as Master Servicer

                           By:
                              -----------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer